UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May  11, 2018

WAYSIDE TECHNOLOGY GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-26408	13-3136104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Industrial Way West, Suite 300, Eatontown New Jersey	07724
(Address of principal executive offices)	(Zip Code)

732-389-0932

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02                                  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of President, Chief Executive Officer and Chairman of the Board

On May 11, 2018 (the “Separation Date”), Simon F. Nynens resigned as President and Chief Executive Officer, a member of the Board of Directors (the “Board”) and Chairman of the Board of Wayside Technology Group, Inc. (the “Company”), effective immediately.  Mr. Nynens will not stand for reelection as a director at the Company’s 2018 Annual Meeting of Stockholders.

On May 11, 2018, the Company entered into a Separation and Release Agreement (the “Separation Agreement”) with Mr. Nynens.  The Separation Agreement supersedes and replaces the Employment Agreement, dated January 12, 2006, between Mr. Nynens and the Company.  In addition to other compensation and benefits set forth in the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1, (i) Mr. Nynens is entitled to receive (a) a cash payment of $700,000, payable in 12 consecutive, equal monthly installments on the fifteenth day of each month, commencing June 15, 2018; provided that the monthly payments will be delayed until the earlier to occur of Mr. Nynens’ death or November 19, 2018 (the “Delay Period”), and upon the expiration of the Delay Period, all payments that were delayed will be paid in a lump sum, (b) a one-time, lump sum cash payment of $29,166.67 (Mr. Nynens currently monthly salary) payable within 30 days after the Separation Date so long as Mr. Nynens performs certain transition services to the extent reasonably requested by the Company; and (c) payment of accrued vacation equal to $43,000 and unreimbursed business expenses equal to $16,000, (ii) all stock options and stock awards issued to Mr. Nynens, consisting solely of 109,084 shares of restricted common stock issued under the 2012 Stock-Based Compensation Plan, will fully vest and become immediately exercisable and remain exercisable through their original terms; (iii) Mr. Nynens may continue to use the automobile currently leased by the Company for his use for a period of 12 months following the Separation Date and the Company will be responsible for the lease payments and insurance during such 12 month period; and (iv) Mr. Nynens (and his dependents, to the extent that they were participants in the group health plan as of May 10, 2018) will be permitted to continue participation in the Company’s health plan under COBRA and the Company will pay the COBRA premiums on behalf of Mr. Nynens and applicable dependents until the earliest of: (a) the expiration of 18 months following the Separation Date; (b) when Mr. Nynens becomes covered under another employer’s health plan; or (c) the expiration of the maximum COBRA continuation coverage period for which Mr. Nynens is eligible under federal law.

The description of the Separation Agreement set forth herein does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Separation Agreement, a copy of which is attached hereto as Exhibit 10.1.

Appointment of Interim President and Chief Executive Officer

In connection with Mr. Nynens’ resignation, on May 11, 2018, the Board appointed Steve DeWindt, the Company’s current Lead Director, as the Company’s Interim President and Chief Executive Officer.  Mr. DeWindt will continue to serve on the Board while he serves as the Interim President and Chief Executive Officer.

Mr. DeWindt, age 63, has served as a Director of the Company since January 2014.  Mr. DeWindt is the Executive Vice President of Solium, Inc. and has served in such capacity since November 2012.  From October 2010 to November 2012, he was the Executive Chairman, President and Board of Directors member of OptionEase, Inc. (now Solium).  From June 2007 to October 2009, Mr. DeWindt was the Co-founder, President, Chief Executive Officer and Board of Directors member of Sparxent, Inc. (now Verismic Software).  Prior to that, Mr. DeWindt served in various executive management capacities in sales and marketing for a number of companies.  Mr. DeWindt also serves as the Chairman of the Board of Directors of Group 47.

Mr. DeWindt’ s annual base salary as Interim President and Chief Executive Officer will initially be set at $350,000.  The Compensation Committee of the Board intends to review and approve compensation arrangements for Mr. DeWindt at an upcoming meeting of the Compensation Committee of the Board.

No family relationships exist between Mr. DeWindt and any of the Company’s directors or executive officers.  There are no arrangements or understandings between Mr. DeWindt and any other person pursuant to which Mr. DeWindt was selected as the Interim President and Chief Executive Officer, nor are there any transactions to which the Company is or was a participant and in which Mr. DeWindt has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

Item 8.01                                           Other Events.

On May 14, 2018, the Company issued a press release announcing the resignation of Mr. Nynens as President and Chief Executive Officer, a member of the Board and Chairman of the Board, and the appointment of Mr. DeWindt as Interim President and Chief Executive Officer.  A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On May 11, 2018, the Board elected Jeffrey R. Geygan to serve as Chairman of the Board.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits:

10.1                        Separation Agreement, dated May 11, 2018, between Wayside Technology Group, Inc. and Simon F. Nynens.

99.1                        Press release of Wayside Technology Group, Inc., dated May 14, 2018.

EXHIBIT INDEX

Exhibit No.	Description

10.1	Separation Agreement, dated May 11, 2018, between Wayside Technology Group, Inc. and Simon F. Nynens.

99.1	Press release of Wayside Technology Group, Inc., dated May 14, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wayside Technology Group, Inc.

Date:	May 14, 2018	By:	/s/ Michael Vesey
Michael Vesey, Vice President and Chief Financial Officer